EXHIBIT 10.24.2

                           REVOLVING LINE OF CREDIT
               AMENDED AND RESTATED PROMISSORY NOTE (UNSECURED)
               -----------------------------------------------

$30,000,000.00                                             INDIANAPOLIS, INDIANA
                                                               September 1, 1996

     FOR VALUE RECEIVED, The Finish Line, Inc. ("Borrower"), a Delaware corporation, having its principal offices at 3308 Mifthoeffer Road, Indianapolis, Indiana 46236 unconditionally promises to pay to the order of NBD Bank, N.A. (the "Bank"), a national banking association, having its principal banking offices at One Indiana Square, Indianapolis, Indiana 46266, the lesser of (i) principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or (ii) the aggregate unpaid principal amount of all Advances made by the Bank to Borrower pursuant to the provisions of that certain Loan Agreement dated as of July 20, 1 995, as amended, by and between Borrower and the Bank (the "Loan Agreement"), in lawful money of the United States of America. Interest on the balance of the principal remaining unpaid from time to time shall be payable at the rate per annum equal to the rates of interest as provided in the Loan Agreement and with interest after maturity at two percent (2%) per annum in excess of the applicable interest rates, until paid, all without relief from valuation and appraisement laws.

     Interest at the specified rate shall be due and payable on the dates as provided in the Loan Agreement. If not sooner paid, the balance of the unpaid principal and all accrued and unpaid interest shall be due and payable on the 1st day of September, 1999. Payments of principal and interest shall be made at One Indiana Square, Indianapolis, Indiana 46266.

     This Note is given to evidence a Loan made to Borrower pursuant to the Loan Agreement. This Note is referred to in, and is entitled to the benefits and further security of the Loan Agreement. This Note is subject to the terms and conditions of the Loan Agreement including those which determine the interest rates when payment of this Note may be accelerated and all amounts hereunder declared immediately due and payable, and when payments of principal and interest may be made. If not defined herein, all capitalized terms shall have the meaning as defined in the Loan Agreement. This Note amends and restates a prior promissory note delivered pursuant to the Agreement and evidences a continuation of the indebtedness described in such prior note.

     Upon the occurrence of an Event of Default under the Loan Agreement, the whole sum of principal and accrued interest shall, at the option of the Bank, immediately become due and payable. Said option shall continue until such defaults have been cured.

     Borrower expressly waives demand, presentment, protest, notice of protest, and notice of nonpayment or dishonor of the Note, and consents that the Bank may extend the time of payment or otherwise modify the terms of payment of any part of the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person.

     No delay or omission on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

     Borrower agrees to pay all costs of collection, including reasonable attorneys' fees, in case the principal of this Note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof and to pay all costs including reasonable attorney's fees, in case it becomes necessary to protect the security hereof, regardless of whether suit be brought.

     Whenever used in this Note, the singular includes the plural and the plural includes the singular, the masculine includes the feminine and the neuter, and the terms "Borrower" and the "Bank", are deemed to include those persons named in the opening paragraph of this Note and their respective successors and assigns.

     Notwithstanding any provisions herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the State of Indiana.

     This Note shall be construed according to the laws of the State of Indiana.

     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed by its duly authorized representatives the day and year first above written.



                                                  THE FINISH LINE, INC.



                                          By: ___________________

                                          Its: ___________________

                                 PAGE 19 OF 20